EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G with respect to the Class A ordinary shares, no par value, of WeShop Holdings Limited, a BVI Business Company limited by shares and incorporated in the British Virgin Islands, and that this agreement may be included as an exhibit to such joint filing.

Date: June 12, 2026
SIDNEY PTC LTD

	By:	Oliver Egerton-Vernon

/s/ Oliver Egerton-Vernon
	Name:	Oliver Egerton-Vernon
	Title:	Director of G.B. Directors Limited (Director)

COMMUNITY SOCIAL INVESTMENT LTD

	By:	Paul Ellerbeck

/s/ Paul Ellerbeck
	Name:	Paul Ellerbeck
	Title:	Director

FFIH LTD

	By:	John Foley

/s/ John Foley
	Name:	John Foley
	Title:	Director

MAX CAPITAL LTD

	By:	John Foley

/s/ John Foley
	Name:	John Foley
	Title:	Director